UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

ONTO Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective January 24, 2023, the Board of Directors (“the Board”) of Onto Innovation Inc. (the “Company”) appointed Stephen D. Kelley to the Board for a term continuing until the 2023 Annual Meeting of Stockholders, when all directors will be subject to election by stockholders. With this appointment the Board increased the size of the Board from the current seven members to eight members. The Company issued a news release regarding Mr. Kelley’s appointment to the Board, which is filed as Exhibit 99.1.

Mr. Kelley currently serves as President & Chief Executive Officer of Advanced Energy Industries, Inc., and as a member of its Board of Directors. He has held those positions since March 2021. Previously, Mr. Kelley served as President & CEO and a board member of Amkor Technology, Inc., a publicly traded, leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owned GlobalFoundries Inc. at the time, from June through November 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree, Inc. from 2008 to 2011. Prior to joining Cree, Mr. Kelley held executive leadership roles at Texas Instruments Inc. and Philips Semiconductors. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Mr. Kelley has been appointed to the Audit Committee of the Board. As compensation for his services on the Board, Mr. Kelley will receive compensation consistent with the Company’s current compensatory arrangement for non-employee directors, as described under the heading “Compensation of Directors” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2022. Mr. Kelley will also enter into a director Indemnification Agreement in the form filed as Exhibit 10.1 to the Form 8-K filed on September 13, 2021.

There are no arrangements or understandings pursuant to which Mr. Kelley was selected as a director of the Company. Mr. Kelley does not have any relationship or related transactions with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

The Board has determined that Mr. Kelley qualifies as an “independent director,” as that term is defined in Item 407(a) of Regulation S-K, and also determined, after a review of his qualifications, that Mr. Kelley meets the additional New York Stock Exchange independence requirements for serving on the Audit Committee.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News Release, dated January 24, 2023 issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	January 24, 2023	By:	/s/ Yoon Ah Oh
Yoon Ah Oh Vice President, General Counsel & Corporate Secretary